                                                    Exhibit 10.29

                    BEFORE THE ARMED SERVICES
                    BOARD OF CONTRACT APPEALS

-------------------------------------
IN THE MATTER OF THE APPEAL OF       )
                                     )
GOVERNMENT TECHNOLOGY SERVICES, INC. )   ASBCA No. 49614
                                     )
UNDER CONTRACT NO. F01620-93-D-0001  )
-------------------------------------


                      SETTLEMENT AGREEMENT
                      --------------------


     This Settlement Agreement ("Agreement") is entered into as of this [20th] day of December, 1996, by and between Government

Technology Services, Inc. ("Appellant") and the United States of

America, Department of the Air Force ("Respondent"), acting by and through Appellant's duly authorized Contracting Officer.



                         R E C I T A L S
                         ---------------


     WHEREAS, on February 2, 1993, Appellant and Respondent entered into Contract No. F01620-93-D-0001 ("the Contract"), pursuant to which Appellant agreed to provide certain microcomputer hardware,

software, services and related items to Appellant to support general purpose applications for desktop computer needs, including certain operating systems and office automation software;



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     WHEREAS, the Contract provided more specifically for the

purchase of Contract Line Item ("CLIN") 0001 basic systems, CLIN

0002 intermediate systems, CLIN 0003 advanced systems, CLIN 0004 open systems-common application environment, CLIN 0005 orderable software, CLIN 0006-0009 orderable hardware, CLIN 0010-0015

user-installable components, CLIN 0016-0023 extended warranty, CLIN

0024 data, and CLIN 0025 one-time maintenance training;



     WHEREAS, GTSI proposed Microsoft Corporation ("Microsoft")

Windows Version 3.1 as the bundled operating system for CLIN 0001,

CLIN 0002 and CLIN 0003;



     WHEREAS, for office automation software for CLIN 0001, CLIN

0002, and CLIN 0003, GTSI proposed Microsoft Word for Windows 2.0,

Microsoft Excel 4.0, Microsoft PowerPoint 2.0, SPI Window Base

Version 1.5, Hinsch Time Planner, and Microsoft Communications

software included in Windows Version 3.1;



     WHEREAS, Section H-10 of the Contract provided, in pertinent part, that for the base year and first two option periods of the

Contract all updated/upgraded versions of the software and

associated documentation was to be furnished by Appellant to the

Government without additional charge;





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     WHEREAS, Appellant's proposal leading to the Contract

(i) agreed to provide software upgrades          [*]

[*]                                    and (ii) stated that

[*]

[*]         ;



     WHEREAS, Respondent advised Appellant in August, 1995 that

Respondent believed that Appellant was required to provide Windows

95 and Office 95 software to users under the Contract as upgrades without additional compensation;



     WHEREAS, Appellant provided to Respondent its position and the position of Microsoft Corporation that Windows 95 and Office 95 were not upgrades under the Contract;



     WHEREAS, by letter dated November 27, 1995, Respondent issued its Final Decision that Windows 95 and Office 95 were upgrades under the Contract to be provided by Appellant to Respondent's users without additional charge;



     WHEREAS, on July 31, 1996, Appellant timely filed a complaint with the Armed Services Board of Contract Appeals, ASBCA No. 49614,

("Action") appealing the Contracting Officer's Final Decision and seeking, among other things, a determination that Windows 95 and



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Office 95 are not "Upgrades" to be provided free of charge under the Contract; and



     WHEREAS, the Action involves contested questions of fact and law, and the parties now wish to compromise and settle the Action and other specifically identified disputes between them without further litigation:



     NOW, THEREFORE, for and in consideration of the recitals set forth above, which are deemed substantive parts of this Settlement

Agreement, the mutual promises contained herein, the consideration set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Appellant and Respondent hereby agree as follows:



     1.   Within five business days of the execution of this

Agreement by both parties, Appellant shall file with the ASBCA a motion to dismiss the Action with prejudice.  Each party shall bear its own costs and fees for litigating the Action, consistent with the requirements of Federal Acquisition Regulation Part 31 and the

allowability provisions therein.







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     2.   Appellant agrees, as full resolution of its Upgrade

responsibilities under the Contract in general and under Contract

Section H-10 in particular, that Appellant will promptly provide without charge:  (a) licenses for Windows 95 and/or Office 95

products to                      [*]

[*]                                                          ; and

(b) Windows 95 and/or Office 95 products licenses to all users of

Respondent who register under the Contract with Appellant in writing on or before February 28, 1997, both (a) and (b) subject to the limitations in Paragraph 3 below, and provided further that

[*]

[*]

[*]

[*]

[*]

[*]                   .



     3.   Notwithstanding any other provision in this Agreement,

the maximum number of additional licenses Appellant shall be

required to provide for those              [*]            without

additional charge under the Contract for any Upgrades/Updates of

any kind shall be up to   [*]  licenses for Windows 95 and up to

[*]    licenses for Office 95, and shall exclude any   [*]

[*]



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[*]

[*]                            .



     4.   In consideration for Respondent's agreement to resolve

this matter without protracted litigation, as well as Respondent's agreements recited herein, Appellant agrees to release and

discharge Respondent, its employees, officials, affiliates,

representatives, successors and assigns, from any and all claims,

causes, liabilities, costs or demands at law or in equity which are alleged in, relate to, concern, or involve the subject matter of the Action, including but not limited to any liability of

Respondent concerning compensation to Appellant for upgrades under the Contract.



     5.   In consideration for Appellant's agreement to resolve

this matter without protracted litigation, as well as Appellant's agreements recited herein, Respondent agrees to release and

discharge Appellant, its employees, officers, directors,

affiliates, representatives, successors and assigns, from any and all claims, causes, liabilities, costs or demands at law or in equity which are alleged in, relate to, concern or involve the

Action, including but not limited to any liability of Appellant for any additional upgrades or updates of any kind under the Contract





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in general or Section H-10 in particular, including but not limited to Office 97 and/or Internet Explorer 4.0.



     6.   This Settlement Agreement is inclusive of, and in full

satisfaction of, all interest, attorneys' fees, and any costs incurred by either party to the Action.  Appellant and Respondent specifically agree that the terms of this Settlement Agreement or any actions required by the terms of this Settlement Agreement do not impact, waive, release, discharge or otherwise in any way affect any claims or subsequent actions relating to any items not covered in this Agreement.



     7.   The terms of this Settlement Agreement are contractual in

nature and are not mere recitals.  This Settlement Agreement has been carefully read, the contents hereof are known and understood,

and it is freely signed after consultation with counsel, by all parties hereto.  The parties agree and acknowledge that both parties jointly drafted the terms and conditions contained in this

Settlement Agreement.  Therefore, this Settlement Agreement shall not be construed against either party on the basis that both parties are responsible for the drafting of any section alleged to be ambiguous or uncertain in the event of any ambiguities or uncertainties.





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
     8.   The parties acknowledge and agree that this Settlement

Agreement and the obligations it creates are the result of

compromise and are entered into in good faith, and that nothing contained in this Settlement Agreement shall be construed as an admission of liability or fact or as an admission against interest by either party hereto.



     9.   The parties agree that the terms of this Agreement are

strictly confidential, and shall not be disclosed by either party hereto except as required by law, regulation, or judicial process.



     10.  This Settlement Agreement represents and contains the entire and only agreement and understanding with respect to the subject matter of this Settlement Agreement, and supersedes any and all prior and contemporaneous oral and written agreements,

understandings, representations, inducements, promises, warranty,

and conditions among the parties.



     11.  This Settlement Agreement and each of its provisions

shall become effective, valid, and binding upon the parties hereto upon the execution and delivery by each of the parties hereto and may be amended only in writing executed by each of the parties hereto.





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
     12.  This Settlement Agreement shall be binding upon the

parties, and their successors and assigns.



     13.  Each party represents, warrants, and covenants that it has full and complete authority and authorization to execute and effect this Settlement Agreement and to take or cause to be taken all acts contemplated by this Settlement Agreement.



     14.  This Settlement Agreement will be executed in two

duplicate originals each of which shall constitute an original and all of which when taken together shall constitute but a single agreement.


                              DEPARTMENT OF THE AIR FORCE



Dated:  /s/ 23DEC96           By:  /s/ Christine Mitchell
       ---------------            ------------------------------
                                   Christine Mitchell
                                   Contracting Officer


                              GOVERNMENT TECHNOLOGY SERVICES, INC.



Dated:  /s/ 12/20/96          By:  /s/ Paul F. Cantwell
       ---------------            ------------------------------
                                   Paul F. Cantwell
                                   Vice President,
                                   Program Management


[*] Pursuant to Rule 24b-2, confidential material has been redacted and filed separately with the SEC.


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